Exhibit 99.1

News Release

For information contact:
Carolyn B. Gosselin, APR	Jane Robertson
CNL Chief Communications Officer	SVP Marketing
(407) 540-2505	Dallas Market Center
(214) 655-6173

CNL Income Properties, Inc. Plans to Acquire Majority Interest in Property at

World’s Largest Wholesale Merchandise Mart

— Transaction will include 4.8 million square feet of wholesale trade space at Dallas Market Center —

ORLANDO, Fla. (January 18, 2005) – CNL Income Properties, Inc. today announced it has committed to acquire a majority interest in certain real estate at Dallas Market Center, the world’s largest wholesale merchandise mart.

“Dallas Market Center plays a vital role in the Dallas economy and has a strong and long-standing reputation among merchandise retailers and buyers,” said R. Byron Carlock, president of CNL Income Properties, which primarily invests in recreation and lifestyle-related real estate. “We are pleased to invest in this business that we believe will continue to grow under the leadership of the trade industry’s premier partners.”

CNL Income Properties and the facility’s current ownership group, Dallas Market Center Company, Ltd., an affiliate of Crow Holdings, plan to create a partnership that will own certain real estate and leasehold improvements, including 4.8 million square feet of property at the World Trade Center, the Dallas Trade Mart and the International Floral and Gift Center; it will also own a leasehold interest in Market Hall. It is expected that the partnership will create two long-term master leases on the property with the existing management company, Market Center Management Company, Ltd., an operating company with a 45-year history owned by Crow Holdings. Market Center Management Company will continue to manage the business, including the tenant relationships and trade shows.

Capital invested in the new partnership will total approximately $249 million, including $160 million in existing debt and $89 million in equity. The agreement calls for CNL Income Properties to invest up to $71 million cash for a majority interest in the equity of the new partnership. Banc of America Securities serves as a financial advisor to CNL Income Properties in the pending transaction. There can be no assurance that this transaction will be consummated*.

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“This real estate transaction provides a strong equity partner and positively positions us for additional opportunities to create improved markets and trade events,” said Bill Winsor, president and CEO of Dallas Market Center. “This partnership will have a positive impact on our business, tenants and partners. To the extent other such opportunities arise that align with our business strategy, we would be pleased to further our relationship with CNL Income Properties.”

CNL Income Properties’ Carlock agreed. “We have confidence in the management team’s decades of experience and plan for Dallas Market Center to continue doing what it does best – manage a successful wholesale mart,” he said. “The market center’s continuing leadership position in lighting, floral, gift, home and fashion is our shared goal.”

The Dallas Market Center

Founded in 1957, Dallas Market Center is the world’s largest wholesale merchandise mart, featuring a total of 4.8 million square feet to showcase home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year that attract more than 200,000 attendees from all 50 states and 84 countries.

The property to be acquired includes the World Trade Center, a 3.1 million square-foot wholesale marketplace that features gifts, home accents, rugs, fabric, jewelry, toys, home textiles, apparel and accessories. Five floors of the World Trade Center were recently transformed into FashionCenterDallasTM, a state-of-the-art wholesale mart that houses 550 permanent showrooms and more than 650 temporary exhibitors devoted to men’s, women’s and children’s apparel.

Additional properties involved in the partnership will include the Dallas Trade Mart, featuring one million square feet of space for the wholesale merchandising of lighting, gifts, decorative accessories, paper products, and tabletop; the 440,000 square-foot International Floral and Gift Center, the nation’s only mart dedicated to permanent floral and holiday accessories; and Market Hall, a 214,000 square-foot exhibition hall hosting more than 60 consumer shows and exhibits annually.

CNL Income Properties Investment Strategy

CNL Income Properties invests in real estate with an emphasis on recreation and lifestyle segments, such as ski resorts, golf courses, manufacturer’s outlet centers, marinas, campgrounds and vacation ownership interests.

“Our partnership with Dallas Market Center is a good fit with our investment strategy,” said Carlock. “We’re focused on this country’s most prominent demographic influence – baby boomers – who, we believe, will be spending even more of their time and income on themselves and their families as they continue to mature. We believe boutique and specialty shopping will be a big part of that trend, and as the largest and busiest wholesale resource to this industry in the world, Dallas Market Center will play a pivotal role in meeting the needs of this growing demographic group.”

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CNL Income Properties recently announced a similar partnership agreement with Intrawest Corporation (NYSE: IDR; TSX: ITW), one of the world’s leading destination resort and adventure travel companies. CNL Income Properties has acquired interests in retail and commercial properties at seven Intrawest resort villages throughout the United States and Canada, including Whistler Creekside at Whistler Blackcomb, British Columbia; the Village of Baytowne Wharf at Sandestin Golf and Beach Resort, Florida; and the Village at Copper Mountain, Colorado.

*	The real estate transaction is subject to certain closing conditions including, among other things, the receipt by CNL Income Properties of additional offering proceeds.

Editor’s Note: please see attached photos.

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About CNL Income Properties, Inc.

CNL Income Properties, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust (REIT) that invests in real estate with an emphasis on recreation and lifestyle segments, such as ski resorts, golf courses, manufacturer’s outlet centers, marinas, campgrounds and vacation ownership interests. The company is an affiliate of CNL Financial Group, Inc. (CNL), one of the nation’s largest, privately held real estate investment and finance companies. Headquartered in Orlando, Fla., CNL and the entities it has formed or acquired have more than $15 billion in assets, manage an additional $2.5 billion for third-party investors and have interests in more than 5,100 properties across North America. For more information, visit www.cnl.com.

About Dallas Market Center

Founded in 1957, Dallas Market Center is the world’s largest wholesale merchandise resource. Within its marketplace of nearly five million square feet, retailers from around the globe source products ranging from home furnishings, gifts, decorative accessories and lighting to textiles, fashion accessories and men’s, western, women’s and children’s apparel. With more than 50 markets each year attended by more than 200,000 visitors from all 50 states and 84 countries, Dallas Market Center offers hundreds of events and seminars geared toward helping retailers expand business and increase profits. As a result, more than $7.5 billion in estimated wholesale transactions are conducted annually within the Dallas Market Center complex. Its Web site is available at www.dallasmarketcenter.com.

About Crow Holdings

Crow Holdings is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. Crow Holdings has significant investments including substantial stakes in privately held operating businesses around the world and in diversified financial assets. The Crow Family is one of the largest local developers in the history of Dallas, having developed with its partners, more than 5 million square feet of commercial projects within the downtown Dallas district and more than 30 million square feet within the City of Dallas. Crow Holdings’ investments in the Dallas real estate market include Dallas Market Center, the Wyndham Anatole Hotel, Crow Design District, Medical City Dallas, and Trammell Crow Residential.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although CNL Income Properties, Inc. believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the inability of CNL Income Properties, Inc. to obtain additional funds through the receipt of additional offering proceeds and a change in economic factors impacting the trade mart industry. Given these uncertainties, CNL Income Properties, Inc. cautions investors and potential investors not to place undue reliance on such statements. CNL Income Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.